UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2020

SPX FLOW, INC.
(Exact Name of Registrant as specified in Charter)

Delaware	1-37393	47-3110748
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (704) 752-4400

NOT APPLICABLE
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	FLOW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company: ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
SPX FLOW, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders on May 6, 2020 (the “Annual Meeting”). The results for each matter voted on by the stockholders at the Annual Meeting are as follows:
Proposal 1: Election of Directors

Director Nominee	Term Expiring	For	Against	Abstain	Broker Non-votes
Robert F. Hull, Jr.	2021	38,564,028	390,618	74,238	1,814,524
David V. Singer	2021	38,487,516	456,781	84,587	1,814,524
Each of the nominees was elected as a director for a term expiring at the 2021 annual meeting of stockholders.
Proposal 2: Advisory vote to approve the compensation of the Company's named executive officers

For	Against	Abstain	Broker Non-votes
38,016,525	923,602	88,757	1,814,524
A majority of votes cast in the advisory vote were cast for approval of the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the Annual Meeting.
Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2020

For	Against	Abstain
40,560,662	98,203	184,543
A majority of shares present or represented by proxy and entitled to vote at the Annual Meeting were cast in favor of the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX FLOW, Inc.

Date: May 6, 2020	By:	/s/ Peter J. Ryan
Peter J. Ryan
Vice President, Secretary and General Counsel